                                                                     EXHIBIT 4.1


                                                                           FILED
                                                        JUL 18, 1985, 10:00 A.M.
                                                             SIGNATURE ILLEGIBLE
                                                              SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                            CENTURY BANCSHARES, INC.


                                    ARTICLE I

      The name of the corporation is Century Bancshares, Inc.

                                   ARTICLE II

      The registered agent of the corporation is The Corporation Trust Company. The address of such registered agent is 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.

                                   ARTICLE III

      The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

      The total number of shares which the corporation shall have the authority to issue is 3,000,000, of which 2,000,000 shares of the par value of $1.00 each shall be shares of common stock, and 1,000,000 shares of the par value of $1.00 each shall be shares of preferred stock.

      The corporation may issue one or more series of preferred stock. The preferred stock of each such series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed by the board of directors in the resolution or resolutions providing for the issue of such series of preferred stock pursuant to the authority to do so which is hereby expressly vested in the board of directors.

      Except as otherwise provided in any resolution or resolutions of the board of directors providing for the issue of any particular series of preferred stock, the number of shares of stock of any such series so set forth in such resolution or resolutions may be increased or decreased (but not below the number of shares of such series then outstanding) by a resolution or resolutions likewise adopted by the board of directors.

      Except as otherwise provided in any resolution or resolutions of the board of directors providing for the issue of any particular series of preferred stock, preferred stock redeemed or otherwise acquired by the corporation shall assume the status of authorized but unissued preferred stock and shall be unclassified as to series and may thereafter, subject to the provisions of this
Article IV and to any restrictions contained in any resolution or resolutions of the board of directors providing for the issue of any such series of preferred stock, be reissued in the same manner as other authorized but unissued preferred stock.

      Except as otherwise specifically required by law or as specifically provided in any resolution or resolutions of the board of directors providing for the issue of any particular series of preferred stock, the exclusive voting power of the corporation shall be vested in the common stock of the corporation. Each share of common stock entitles the holder thereof to one vote at all meetings of the stockholders of the corporation.

                                    ARTICLE V

      The name and address of the incorporator of Century Bancshares, Inc. is as follows:

                   Name                     Mailing Address
                   ----                     ---------------
             William T. Luedke IV       2900 South Tower Pennzoil Place
                                         Houston, Texas 77002


                                   ARTICLE VI

      The name and mailing address of each person who is to serve as a director of the corporation until the first annual meeting of the stockholders of the corporation or until a successor is elected and qualified is as follows:

                   Name                     Mailing Address
                   ----                     ---------------
             Joseph S. Bracewell    Century National Bank
                                    1875 Eye Street, N.W.
                                    Washington, D.C. 20006

             John R. Cope           Bracewell & Patterson
                                    1825 Eye Street, 12th Floor
                                    Washington, D.C. 20006

                   Name                   Mailing Address
                   ----                   ---------------
              William H. Isaac       T/I Associates
                                     1910 K Street, N.W., Suite 800
                                     Washington, D.C. 20006

              Joseph H. Koonz, Jr.   Koonz, McKenney & Johnson
                                     2020 K Street, N.W., Suite 840
                                     Washington, D.C. 20006

              William C. Oldaker     1140 19th Street, N.W. Suite 900
                                     Washington, D.C. 20463

              Douglas J. Patton      Federal Election Commission
                                     1325 K Street, N.W.
                                     Washington, D.C. 20463


                                   ARTICLE VII

      In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

                                  ARTICLE VIII

      Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

                                   ARTICLE IX

      The corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and to add additional provisions authorized by such laws as are then in force. All rights conferred on the directors or stockholders of the corporation herein or in any amendment hereof are granted subject to this reservation.

      I, THE UNDERSIGNED, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do hereby make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 17th day of July, 1985.


                                         /s/ WILLIAM T. LUEDKE IV
                                         --------------------------------------
                                         William T. Luedke IV

                                                                           FILED
                                                          MAR 4, 1987 10:00 A.M.
                                                             SIGNATURE ILLEGIBLE
                                                              SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                            CENTURY BANCSHARES, INC.


      Century Bancshares, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      FIRST: That the Board of Directors of the Corporation (the "Board"), at a meeting duly called and held on February 11, 1987 (the "Board Meeting"), at which meeting a quorum was present and acting throughout, adopted a resolution proposing and declaring advisable and in the best interest of the Corporation that as permitted by Section 102 of the General Corporation Law of the State of Delaware, the Corporation's Certificate of Incorporation ("Certificate") be amended by adding thereto a new Article X which shall be and read in its entirety as follows:

                                   "ARTICLE X

            No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This Article X shall not eliminate or limit the personal liability of a director for any action or omission occurring prior to the date Article X becomes effective."

      SECOND: That at the Board Meeting, the Board adopted a resolution proposing and declaring advisable and in the best interest of the Corporation that the Certificate be amended by adding thereto a new Article XI which shall be and read in its entirety as follows:

                                   "ARTICLE XI

            No action required to be taken or that may be taken at any annual or special meeting of stockholders of the corporation may be taken by written consent without a meeting, prior notice and a vote."

      THIRD: That at the Board Meeting, the Board adopted a resolution proposing and declaring advisable and in the best interest of the Corporation that the Certificate be amended by adding thereto a new Article XII which shall be and read in its entirety as follows:

                                  "ARTICLE XII

            With respect solely to the following five corporate actions, for which the Delaware General Corporation Law provides for the affirmative vote or consent of the holders of a majority of the outstanding shares of capital stock of the corporation or any class or series thereof entitled to vote (and, with respect to any class or series of capital stock established by resolution of the Board of Directors, subject to the provisions of the resolutions establishing such class or series), to the extent, and only to the extent, that such vote or consent is provided for by the Delaware General Corporation Law, the affirmative vote or consent of the holders of at least two-thirds, rather than a majority, of the outstanding shares of capital stock of the corporation or such class or series thereof entitled to vote shall be required to take such action: (i) the amendment of the Certificate of Incorporation of the corporation; (ii) the merger or consolidation of the corporation; (iii) the sale, lease, or exchange of all or substantially all of the property and assets of the corporation; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation; or (v) the revocation of a dissolution of the corporation.

      FOURTH: That at the Board Meeting, the Board directed that the preceding proposed amendments to the Certificate be represented to the stockholders of the Corporation for their consideration and recommended the adoption of such amendments by the stockholders of the Corporation.

      FIFTH: That thereafter, at the annual meeting of the Corporation's stockholders duly called and, upon notice in accordance with the provisions of
Section 222 of the General Corporation Law of the State of Delaware, held on February 27, 1987 the holders of more than the majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon approved each and all of the aforesaid amendments to the Certificate.

      SIXTH: That the aforesaid amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Joseph S. Bracewell III, as President of the Corporation, and Rosemary M. DeMark, as Assistant Secretary of the Corporation, this 27th day of February, 1987.


                                      CENTURY BANCSHARES, INC.

                                By:   /s/ JOSEPH S. BRACEWELL III
                                      ------------------------------
                                      Joseph S. Bracewell III
                                      President
ATTEST:

/s/ ROSEMARY M. DEMARK
------------------------------
Rosemary M. DeMark
Secretary

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 01:00 PM 08/04/1997
                                                             971259013 - 2066851


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           CENTURY BANCSHARES, INC.


      Century Bancshares, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

      FIRST: That the Board of Directors of the Company, at a meeting duly called and held on April 15, 1997, at which meeting a quorum was present and acting throughout (the "Board Meeting"), adopted a resolution proposing and declaring advisable and in the best interests of the Company that the Company's Certificate of Incorporation be amended by amending the first sentence of
Article IV to read in its entirety as follows:

            "The total number of shares of stock which the corporation shall have authority to issue is 6,000,000 shares, of which 5,000,000 shares of the par value of $1.00 each shall be shares of common stock, 1,000,000 shares of the par value of $1.00 each shall be shares of preferred stock."

      SECOND: That at that Board Meeting, the Board directed that the preceding proposed amendment to the Certificate of Incorporation be presented to the stockholders of the Company entitled to vote thereon for their consideration and recommended the adoption of such amendment by the stockholders of the Company.

      THIRD: That thereafter, at the annual meeting of the Company's stockholders duly called and, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, held on June 6, 1997 the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon approved the aforesaid amendment to the Certificate of Incorporation.

      FOURTH: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by Joseph S. Bracewell III, as President of the Company this 24th day of July, 1997.


                                      CENTURY BANCSHARES, INC.

                                By:   /s/ JOSEPH S. BRACEWELL III
                                      ------------------------------
                                      Joseph S. Bracewell III
                                      President

                                                             STATE OF DELAWARE
                                                            SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 04:30 PM 03/08/2001
                                                           010117485 - 2066851


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           CENTURY BANCSHARES, INC.


      Century Bancshares, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

      FIRST: That the Board of Directors of the Company, at a meeting duly called and held, at which meeting a quorum was present and acting throughout (the "Board Meeting"), adopted a resolution proposing and declaring advisable and in the best interest of the Company that the Company's Certificate of Incorporation be amended by amending the first sentence of Article IV to read in its entirety as follows:

      "The total number of shares of stock which the corporation shall have the authority to issue is 11,000,000 shares, of which 10,000,000 shares of the par value of $1.00 each shall be shares of common stock, and 1,000,000 shares of the par value of $1.00 each shall be shares of preferred stock."

      SECOND: That at that Board Meeting, the Board directed that the preceding proposed amendment to the Certificate of Incorporation be presented to the stockholders of the Company entitled to vote thereon for their consideration and recommended the adoption of such amendment by the stockholders of the Company.

      THIRD: That thereafter, at the annual meeting of the Company's stockholders duly called and, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, held on June 2, 2000, the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon approved the aforesaid amendment to the Certificate of Incorporation.

      FOURTH: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by Joseph S. Bracewell, as President of the Company this 8th day of March, 2001.


                                      CENTURY BANCSHARES, INC.

                                By:   /s/ JOSEPH S. BRACEWELL
                                      ------------------------------
                                      Joseph S. Bracewell,
                                      President